Exhibit 99.1

Vicarious Surgical Announces Appointment of Sarah Romano as Chief Financial Officer

Ms. Romano brings decades of experience with a strong track record in financial strategy and corporate development

WALTHAM, Mass.-- (BUSINESS WIRE) – March 13, 2025 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced the appointment of Sarah Romano as Chief Financial Officer (CFO), effective April 1, 2025.

Ms. Romano will oversee Vicarious Surgical’s financial strategy, leveraging decades of financial leadership experience in capital markets. With exceptional strategic acumen, Ms. Romano has a proven record of driving growth and value creation in public companies, particularly in the healthcare sector, through successful fundraising and M&A initiatives.

Adam Sachs, Co-Founder and Chief Executive Officer of Vicarious Surgical, said: “We are delighted to welcome Sarah to the Vicarious Surgical team. Her exceptional financial strategy acumen makes her an invaluable asset to our company and the ideal partner to lead our finance organization. I’m confident her expertise and strategic vision will be instrumental in driving our financial objectives and overall success.”

Ms. Romano added, “The energy and momentum at Vicarious Surgical is palpable as we approach our first clinical use cases later this year. I’m thrilled to bring my experience to the team and play a key role in ensuring we have the financial strength to achieve our milestones and beyond.”

Most recently, Ms. Romano served as Chief Financial Officer of Entero Therapeutics, where she oversaw financial strategy, operations, and compliance, raising significant funding and successfully executing product in-licensing partnerships. Previously, as Chief Financial Officer of Kiora Pharmaceuticals, Ms. Romano secured over $50 million in funding and spearheaded M&A activities, overseeing due diligence and integration. Earlier in her career, Ms. Romano progressed through roles of increasing responsibility, including corporate controller, with responsibilities encompassing budget reviews, financial forecasting and analysis, internal controls oversight, and SEC reporting. Ms. Romano holds a Master of Accountancy from Boston College and a B.A. in Accounting from the College of the Holy Cross.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com